Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the shares of Class A Preferred Stock, without par value per share, represented by American Depository Receipts, of Braskem S.A. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Carlos Slim Helú

By:	/s/ Marco Antonio Slim Domit
Marco Antonio Slim Domit as Attorney-in-Fact
Date:	11/06/2026

Carlos Slim Domit

By:	/s/ Marco Antonio Slim Domit
Marco Antonio Slim Domit as Attorney-in-Fact
Date:	11/06/2026

Marco Antonio Slim Domit

By:	/s/ Marco Antonio Slim Domit
Marco Antonio Slim Domit
Date:	11/06/2026

Patrick Slim Domit

By:	/s/ Marco Antonio Slim Domit
Marco Antonio Slim Domit as Attorney-in-Fact
Date:	11/06/2026

María Soumaya Slim Domit

By:	/s/ Marco Antonio Slim Domit
Marco Antonio Slim Domit as Attorney-in-Fact
Date:	11/06/2026

Vanessa Paola Slim Domit

By:	/s/ Marco Antonio Slim Domit
Marco Antonio Slim Domit as Attorney-in-Fact
Date:	11/06/2026

Johanna Monique Slim Domit

By:	/s/ Marco Antonio Slim Domit
Marco Antonio Slim Domit as Attorney-in-Fact
Date:	11/06/2026

Control Empresarial de Capitales, S.A. de C.V.

By:	/s/ Víctor Manuel Gutierrez Lopez
Víctor Manuel Gutierrez Lopez as Attorney-in-Fact
Date:	11/06/2026

Fundación Carlos Slim, A.C.

By:	/s/ Víctor Manuel Gutierrez Lopez
Víctor Manuel Gutierrez Lopez as Attorney-in-Fact*
Date:	11/06/2026

Fundación Telmex, A.C.

By:	/s/ Víctor Manuel Gutierrez Lopez
Víctor Manuel Gutierrez Lopez as Attorney-in-Fact*
Date:	11/06/2026